EXHIBIT 21

SUBSIDIARIES OF LEXINGTON CORPORATE PROPERTIES TRUST

(JURISDICTION OF ORGANIZATION)

Barnes Rockshire Associates Limited Partnership (Maryland)

Barngiant Livingstone Associates Limited Partnership (Maryland)
Barnvyn Bakersfield Associates L.P. (California)
Farragut Remainderman I Limited Partnership (Massachusetts)
Farragut Remainderman II Limited Partnership (Massachusetts)
Federal Southfield Limited Partnership (Massachusetts)
Lepercq Corporate Income Fund L.P. (Delaware)
Lepercq Corporate Income Fund II L.P. (Delaware)
Lex GP-1 Trust (Delaware)
Lex LP-1 Trust (Delaware)
Lexington Auburn Hills, Inc. (Delaware)
Lexington Auburn Hills L.L.C. (Delaware)
Lexington Baton Rouge L.L.C. (Louisiana)
Lexington BCBS L.L.C. (South Carolina)
Lexington BHI Trust (Delaware)
Lexington Boca L.L.C. (Florida)
Lexington Boca Manager L.L.C. (Delaware)
Lexington Bremerton LLC (Delaware)
Lexington Bremerton Manager LLC (Delaware)
Lexington Bristol L.P. (Delaware)
Lexington Bristol Manager, Inc. (Delaware)
Lexington Bulverde L.P. (Delaware)
Lexington Bulverde Manager LLC (Delaware)
Lexington Carrollton L.P. (Delaware)
Lexington Carrollton Manager LLC (Delaware)
Lexington Chelmsford LLC (Delaware)
Lexington Chelmsford Manager LLC (Delaware)
Lexington Chester Industrial, L.L.C. (South Carolina)
Lexington Chester Manager, Inc. (South Carolina)
Lexington Clive LLC (Delaware)
Lexington Clive Manager LLC (Delaware)
Lexington Columbia Expansion Manager, Inc. (South Carolina)
Lexington Columbia Expansion L.L.C. (South Carolina)
Lexington Columbia Manager Inc. (South Carolina)
Lexington Columbia Master Manager, Inc. (Delaware)
Lexington Columbia Master L.L.C. (Delaware)
Lexington Contributions Inc. (Delaware)
Lexington Danville L.L.C. (Delaware)
Lexington Decatur LLC (Delaware)
Lexington Decatur Manager LLC (Delaware)
Lexington Dillon LLC (Delaware)
Lexington Dillon Expansion LLC (Delaware)
Lexington Dillon Manager LLC (Delaware)
Lexington Dover LLC (Delaware)
Lexington Dubuque LLC (Delaware)
Lexington Dubuque Manager Inc. (Delaware)
Lexington Dulles LLC (Delaware)
Lexington Dulles Manager L.L.C. (Delaware)

Lexington English Trust (Delaware)
Lexington Farmington Hills LLC (Delaware)
Lexington Farmington Hills Manager LLC (Delaware)
Lexington Finance LP (Delaware)
Lexington Finance Manager LLC (Delaware)
Lexington Florence L.L.C. (Delaware)
Lexington Florence Manager L.L.C. (Delaware)
Lexington Fort Mill II LLC (Delaware)
Lexington Fort Mill Manager II LLC (Delaware)
Lexington Fort Mill LLC (Delaware)
Lexington Fort Mill Manager LLC (Delaware)
Lexington Foxboro I LCC (Delaware)
Lexington Foxboro II LCC (Delaware)
Lexington Foxboro Manager I LCC (Delaware)
Lexington Foxboro Manager II LCC (Delaware)
Lexington Glendale L.L.C. (Delaware)
Lexington Glendale Manager L.L.C. (Delaware)
Lexington Greenville Manager Inc. (Delaware)
Lexington Groveport L.L.C. (Delaware)
Lexington Groveport Manager L.L.C. (Delaware)
Lexington Hampton L.L.C. (Delaware)
Lexington Herndon, Inc. (Delaware)
Lexington High Point LLC (Delaware)
Lexington High Point Manager LLC (Delaware)
Lexington Jackson LLC (Delaware)
Lexington Jackson Manager Inc. (Delaware)
Lexington Kingston Doughten Inc. (Delaware)
Lexington Kingston Doughten L.P. (Delaware)
Lexington Kingston Main Inc. (Delaware)
Lexington Kingston Main L.P. (Delaware)
Lexington Knoxville L.L.C. (Delaware)
Lexington Knoxville Manager L.L.C. (Delaware)
Lexington Lake Forest L.L.C. (Delaware)
Lexington Lake Forest Manager L.L.C. (Delaware)
Lexington Lancaster II L.L.C. (Delaware)
Lexington Lancaster L.L.C. (Delaware)
Lexington Lancaster Manager L.L.C. (Delaware)
Lexington Livonia L.L.C. (Michigan)
Lexington Los Angeles L.P. (Delaware)
Lexington Los Angeles Manager LLC (Delaware)
Lexington Mechanicsburg Inc. (Delaware)
Lexington Mechanicsburg L.P. (Delaware)
Lexington Memorial L.L.C. (Delaware)
Lexington Milpitas L.L.C. (California)
Lexington Milpitas Manager, Inc. (California)
Lexington Milpitas Manager L.L.C. (Delaware)
Lexington Minneapolis L.L.C. (Delaware)
Lexington Moody L.P. (Delaware)
Lexington Moody LLC (Delaware)
Lexington Newport LLC (Delaware)
Lexington Newport Manager LLC (Delaware)
Lexington OC L.L.C. (Delaware)
Lexington Olive Branch LLC (Delaware)

Lexington Olive Branch Manager LLC (Delaware)
Lexington Realty Advisors, Inc. (Delaware)
Lexington Richmond L.L.C. (Delaware)
Lexington Richmond Manager, Inc. (Delaware)
Lexington Sky Harbor L.L.C. (Delaware)
Lexington Southfield LLC (Delaware)
Lexington Temple L.P. (Delaware)
Lexington Temple Manager Trust (Delaware)
Lexington Tennessee Holdings L.P. (Delaware)
Lexington Valley Forge L.P. (Delaware)
Lexington Valley Forge II L.P. (Delaware)
Lexington Wall LLC (Delaware)
Lexington Wall L.P. (Delaware)
Lexington Wallingford LLC (Delaware)
Lexington Wallingford Manager LLC (Delaware)
Lexington Warren L.L.C. (Delaware)
Lexington Waterloo LLC (Delaware)
Lexington Waterloo Manager LLC (Delaware)
Lexington Waxahachie LLC (Delaware)
Lexington Waxahachie L.P. (Delaware)
Lexington Westmont L.L.C. (Delaware)
Lexmem, Inc. (Delaware)
LXP Canton, Inc. (Delaware)
LXP Funding Corp. (Delaware)
LXP GP, LLC (Delaware)
LXP Memorial L.L.C. (Delaware)
LXP I Trust (Delaware)
LXP I, L.P. (Delaware)
LXP II, Inc. (Delaware)
LXP II, L.P. (Delaware)
Net 1 Gainesville Inc., (Delaware)
Net 1 Gainesville L.P. (Delaware)
Net 1 Henderson L.L.C. (North Carolina)
Net 1 Phoenix L.L.C. (Arizona)
Net 2 Canton L.L.C. (Delaware)
Net 2 Cox L.L.C. (Delaware)
Net 2 Hampton L.L.C. (Delaware)
Net 2 Ocala L.L.C. (Florida)
Net 2 Plymouth Inc. (Delaware)
Net 2 Plymouth L.L.C. (Delaware)
Net 2 Stone L.L.C. (Delaware)
Net 3 Acquisition L.P. (Delaware)
North Tampa Associates (Florida)
PGA Professional Center Property Owners Association, Inc. (Florida)
Phoenix Hotel Associates Limited Partnership (Arizona)
Savannah Waterfront Hotel L.L.C. (Georgia)
Union Hills Associates (Arizona)
Union Hills Associates II (Arizona)

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